EXHIBIT 21.1

NEIMAN MARCUS, INC.
SUBSIDIARIES OF THE COMPANY

JURISDICTION OF SUBSIDIARY/AFFILIATE	INCORPORATION	SHAREHOLDER
Bergdorf Goodman, Inc.	New York	Neiman Marcus Holdings, Inc.
Bergdorf Graphics, Inc.	New York	Bergdorf Goodman, Inc.
BergdorfGoodman.com, LLC	Delaware	The Neiman Marcus Group, Inc.
Kate Spade LLC	Delaware	The Neiman Marcus Group, Inc. (56%) Alex Noel, Inc. (44%)
NEMA Beverage Corporation	Texas	NEMA Beverage Holding Corporation
NEMA Beverage Holding Corporation	Texas	NEMA Beverage Parent Corporation
NEMA Beverage Parent Corporation	Texas	The Neiman Marcus Group, Inc.
NM Financial Services, Inc.	Delaware	The Neiman Marcus Group, Inc.
NMGP, LLC	Virginia	The Neiman Marcus Group, Inc.
NM Nevada Trust	Massachusetts	The Neiman Marcus Group, Inc. (90 shares) Bergdorf Goodman, Inc. (10 shares)
Neiman Marcus Funding Corporation	Delaware	The Neiman Marcus Group, Inc.
Neiman Marcus Holdings, Inc.	California	The Neiman Marcus Group, Inc.
Quality Call Care Solutions, Inc.	Ontario, Canada	The Neiman Marcus Group, Inc.
The Neiman Marcus Group, Inc.	Delaware	Neiman Marcus, Inc.
Willow Bend Beverage Corporation	Texas	The Neiman Marcus Group, Inc.
Worth Avenue Leasing Company	Florida	The Neiman Marcus Group, Inc.